SUPERIOR ENERGY ANNOUNCES SECOND QUARTER 2000 RESULTS
COMPANY ACQUIRES ASSETS OF AMBAR, INC.'S PRODUCTION SERVICES DIVISION

HARVEY, La. -- July 27, 2000--Superior Energy Services, Inc.
(NASDAQ: SESI) today announced earnings for the second quarter ended June
30, 2000. For the quarter, revenues were $57.6 million resulting in net income of $3.8 million or $0.06 diluted earnings per share, as compared to revenue of $16.3 million and a net loss of $(4.4) million or $(0.75) per share for the second quarter of 1999.

For the six months ended June 30, 2000, the Company recorded revenue of $104.9 million and net income of $5.4 million or $0.09 diluted earnings per share, as compared to revenue of $35.2 million and a net loss of $(4.8) million or $(0.96) diluted loss per share for the same period a year ago.

"As anticipated, activity levels were up across most divisions as compared to the first quarter, led by a 48% increase in marine revenue and a 30% increase in well services revenue," said Terry Hall, Superior Energy Services' President and CEO. "These increases can be attributed to increased dayrates and utilization for our liftboat fleet and greater demand for production-enhancement services in the Gulf of Mexico. As our customers continue to focus on enhancing recovery from existing shallow water reservoirs, we have seen demand rise for our coiled tubing, pumping and stimulation, electric line and data acquisition services."

As a result of the merger with Cardinal Holding Corp. in July 1999, and the acquisition of Production Management Companies in November 1999, analysis and comparison of the second quarter and six months 1999 results with the second quarter and six months 2000 results will be difficult given the fact that all historical numbers presented herein for periods prior to July 15, 1999 represent the results of Cardinal on a stand alone basis.

Superior Acquires the Assets of AMBAR's Production Services Division

The Company also announced today the acquisition of the assets of AMBAR, Inc.'s Production Services Division (PSD) for $9.5 million in cash. PSD provides coiled tubing, pumping, stimulation, nitrogen, pipeline remediation and related services to restore lost production from oil and gas wells in the Gulf of Mexico and along the Gulf Coast.

Through this acquisition, Superior Energy Services will double its fleet of coiled tubing units from seven to 14. PSD, which has operations facilities in Lafayette, Louisiana and Alice, Texas, also owns and operates four thermal fluid units which are used to heat stimulation chemicals and other fluids for a variety of production-enhancing applications. In addition, PSD developed the Startac(TM) system which encompasses mechanical, chemical and thermal technology to provide efficient and mechanical pipeline cleaning services.

"Through its coiled tubing, nitrogen and pipeline remediation services, AMBAR's Production Services Division has established a unique niche in the Gulf of Mexico and Gulf Coast production services market," Hall said. "PSD's foundation has been built on providing a full suite of products and services that solve production-related problems. These products and services, coupled with Superior's core well services operations, can be bundled to provide Gulf of Mexico and Gulf Coast operators with a broad range of post wellhead intervention, maintenance, evaluation and abandonment services."

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

            SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
           Three and Six Months Ended June 30, 2000 and 1999
           (in thousands, except earnings per share amounts)

                             Three Months Ended   Six Months Ended
                                  June 30,            June 30,
                             ------------------  ------------------
                               2000      1999      2000      1999
                             --------  --------  --------  --------
Revenues                     $ 57,592  $ 16,267  $104,866  $ 35,245
                             --------  --------  --------  --------

Costs and expenses:
  Cost of services             33,931    13,429    61,693    23,935
  Depreciation
    and amortization            4,935     2,187     9,672     4,127
  General and
    administrative              9,673     3,671    18,984     7,348
                             --------  --------  --------  --------

     Total costs
       and expenses            48,539    19,287    90,349    35,410
                             --------  --------  --------  --------

Income (loss)
  from operations               9,053    (3,020)   14,517      (165)

Other income (expense):
  Interest expense             (3,068)   (3,508)   (5,988)   (6,914)
  Interest income                 641        --       834        --
                             --------  --------  --------  --------

Income (loss) before
  income taxes                  6,626    (6,528)    9,363    (7,079)

Income taxes                    2,783    (2,167)    3,932    (2,265)
                             --------  --------  --------  --------

Net income (loss)            $  3,843  $ (4,361) $  5,431  $ (4,814)
                             ========  ========  ========  ========

Basic earnings
  (loss) per share           $   0.06  $  (0.75) $   0.09  $  (0.96)
                             ========  ========  ========  ========

Diluted earnings
  (loss) per share           $   0.06  $  (0.75) $   0.09  $  (0.96)
                             ========  ========  ========  ========

Weighted average common
  shares used in computing
  earnings (loss) per
  share:
    Basic                      64,643     6,728    62,250     6,409
                             ========  ========  ========  ========
    Diluted                    65,205     6,728    62,404     6,409
                             ========  ========  ========  ========
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

                 Condensed Consolidated Balance Sheets
                  June 30, 2000 and December 31, 1999
                            (in thousands)

                                     06/30/2000 12/31/1999
                                      --------- ---------
ASSETS
Current assets                        $  77,006 $  56,122
Property, plant and equipment - net     164,725   134,723
Goodwill - net                           85,754    78,641
Note receivable                          18,598     8,898
Other assets - net                        3,801     3,871
                                      --------- ---------
        Total assets                  $ 349,884 $ 282,255
                                      ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                   $  29,413 $  30,917
Long-term debt, less current portion    115,890   117,459
Deferred income taxes                    13,236    12,392
Stockholders' equity                    191,345   121,487
                                      --------- ---------
        Total liabilities
          and stockholders' equity    $ 349,884 $ 282,255
                                      ========= =========
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

                    Superior Energy Services, Inc.
                  Revenue and Gross Profit Breakdown
                              (Unaudited)
                   Three Months Ended June 30, 2000

($ in millions)                     Revenue    Gross Profit     GP %
                                    -------    ------------    -----

Well Services                       $  12.6    $        4.6    35.9%

Wireline                                7.9             2.2    28.1%

Marine                                  7.8             3.3    42.3%

Rental Tools                           15.4            10.4    67.7%

Environmental                           4.5             1.9    41.5%

Field Management                        8.7             1.0    11.8%

Other                                   0.7             0.3    46.1%
                                    -------    ------------    -----
Total                               $  57.6    $       23.7    41.1%
                                    =======    ============    =====
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

                    Superior Energy Services, Inc.
                  Revenue and Gross Profit Breakdown
                              (Unaudited)
                    Six Months Ended June 30, 2000

($ in millions)                     Revenue    Gross Profit     GP %
                                    -------    ------------    -----

Well Services                       $  22.3    $        7.9    35.4%

Wireline                               15.5             4.7    30.4%

Marine                                 13.0             5.0    38.4%

Rental Tools                           28.8            19.8    68.6%

Environmental                           8.1             3.3    40.6%

Field Management                       14.8             1.4     9.8%

Other                                   2.3             1.1    46.8%
                                    -------    ------------    -----
Total                               $ 104.9    $       43.2    41.2%
                                    =======    ============    =====
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Contact:
     Superior Energy Services Inc., Harvey
     Terence Hall/Robert Taylor/Greg Rosenstein, 504/362-4321